UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2011

DA-LITE SCREEN COMPANY, INC.

(Exact name of registrant as specified in its charter)

Indiana	333-116673	35-1013951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 North Detroit Street, P.O. Box 137 Warsaw, IN	46581
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (574) 267-8101

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On March 30, 2011, the Da-Lite Screen Company, Inc., an Indiana corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Milestone Holding Corporation (“Buyer”), a Delaware corporation, Milestone AV Technologies LLC, a Delaware limited liability company (“Milestone”), DLI Acquisition Corporation, an Indiana corporation and a wholly owned subsidiary of Buyer (“Newco”), DL Shareholder Representative, LLC, a Texas limited liability company, as Shareholders Representative. Milestone is a party to the Merger Agreement solely for purposes of guaranteeing certain obligations of Buyer and Newco.

Pursuant to the Merger Agreement, and subject to the satisfaction or waiver of certain closing conditions, Newco will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Buyer (the “Merger”). At the effective time of the Merger, each issued and outstanding share of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) (other than shares of Company Common Stock held in treasury of the Company and Appraisal Shares (as defined in the Merger Agreement)) into the right to receive an amount set forth under the Merger Agreement (the “Merger Consideration”) or, potentially, a restructured transaction. The Merger Consideration is based on a purchase price of $202.5 million less indebtedness, and as adjusted for working capital, net cash and certain other items.

Completion of the Merger is subject to certain closing conditions, including the approval of the Company’s shareholders.

The Board of Directors of the Company has unanimously approved the Merger Agreement. In addition, concurrently with the execution of the Merger Agreement, certain shareholders of the Company entered into a Voting Agreement (“Voting Agreement”) with Buyer, pursuant to which such shareholders agreed to vote certain shares beneficially owned by them in favor of the Merger, which shares represented approximately 88% of the Company’s outstanding common stock as of March 30, 2011.

Prior to the entry of the Merger Agreement, the Company and shareholders thereof adopted an amendment to the Amended and Restated Shareholders Agreement dated May 18, 2010 (“Amendment”), which facilitates transactions contemplated by the Merger Agreement.

The foregoing summaries of the Merger Agreement, the Voting Agreement and the Amendment, and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such agreements, which are filed herewith as Exhibits 2.1, 99.1, 99.2, respectively, and incorporated herein by reference. The Merger Agreement has been included to provide investors with information regarding its terms. It contains certain representations, warranties and covenants of the Company, which were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the parties. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, investors should not rely on the representations, warranties or covenants in the Merger Agreement as characterizations of the actual state of facts about the Company.

If completed, the Merger will constitute a Change of Control (as that term is defined in the Indenture (the “Indenture”) relating to its 12 1/2% Senior Notes due 2015 (the “Senior Notes”)), which in turn will require the Company to offer to repurchase all of the then-outstanding Senior Notes at an offer price in cash equal to 101% of their principal amount, plus accrued and unpaid interest thereon. In addition, the Company has been informed by Buyer that if the Merger is completed Buyer currently intends to (but has no commitment to) make an equity investment in the Company post-Merger and use the proceeds thereof to redeem the maximum amount of Senior Notes it is permitted to redeem under Section 3.07(b) of the

Indenture (i.e., at least 65% of the original $105 million principal amount of the Senior Notes is required to remain outstanding after the redemption) at an offer price in cash equal to 112.5% of the principal amount of Senior Notes being redeemed, together with accrued and unpaid interest thereon.

Pursuant to Sections 4.20 and 3.08 of the Indenture, the Company will shortly be commencing a Free Cash Flow Offer to purchase up to $5.72 million principal amount of the Senior Notes at an offer price in cash equal to 103% of principal amount of Senior Notes being repurchased. The amount of Senior Notes the Company is required to offer to purchase is based on the product of 37.5% and the Company’s Free Cash Flow (as defined in the Indenture) for 2010.

Item 5.02. Compensatory Arrangements of Certain Officers

On March 29, 2011, the Company entered into amendments to employment agreements with Mr. Richard E. Lundin, the Company’s Chairman, President and Chief Executive Officer, and Ms. Judith D. Loughran, the Company’s Executive Vice President, which became effective upon the consummation of the Merger. The amendments provide that, upon closing of the Merger (the “Closing”), (1) the employment terms specified in their agreements shall be for one year following the Closing, (2) Mr. Lundin and Ms. Loughran will receive lump sum payments of $750,000 and $300,000, respectively, (3) in the case of Mr. Lundin, his salary remain at $450,000, and (4) each of them will agree that, if their employment is not extended after the first anniversary of the Closing for an additional year, then they will be available to the Company for general business consulting with compensation for such consulting services at a reasonable rate, as determined by mutual agreement. Pursuant to the existing terms of the Company’s existing employment agreements with Ms. Loughran and Mr. Jerry C. Young, the Vice President—Finance and Chief Financial Officer, the annual salary for each of them will become $300,000. Mr. Young is also a holder of options for 35,000 of the Company’s common shares and, therefore, will receive the cash payment for the surrender of his options as described under Section 5.06 of the Merger Agreement. Copies of these amendments are included as Exhibits 10.1 and 10.2 hereto and incorporated by reference herein.

Item 8.01. Other Matters.

On March 30, 2011, the Company and Milestone issued a joint press release announcing the entry into the Merger Agreement. A copy of the press release is included as Exhibit 99.3.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger by and among the Da-Lite Screen Company, Inc., Milestone Holding Corporation, Milestone AV Technologies LLC, DLI Acquisition Corporation and DL Shareholder Representative, LLC, as Shareholders Representative, dated March 30, 2011.*

Exhibit 10.1	Amendment to Employment Agreement between the Da-Lite Screen Company, Inc and Richard Lundin.

Exhibit 10.2	Amendment to Employment Agreement between the Da-Lite Screen Company, Inc and Judith Loughran.

Exhibit 99.1	Amendment to the Amended and Restated Shareholders Agreement of the Company dated as of May 18, 2010.

Exhibit 99.2	Voting Agreement by and among Milestone Holding Corporation and the shareholders signatories thereto, dated as of March 30, 2011.

Exhibit 99.3	Press release.

*	Pursuant to Regulation S-K Item 601(b)(2), the exhibits and schedules have been omitted. The Company agrees to furnish supplementally a copy of any of such materials to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Da-Lite Screen Company, Inc.

Dated: March 30, 2011	By:	/s/ Jerry C. Young
	Name:	Jerry C. Young
	Title:	Vice President – Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger by and among the Da-Lite Screen Company, Inc., Milestone Holding Corporation, Milestone AV Technologies LLC, DLI Acquisition Corporation and DL Shareholder Representative, LLC, as Shareholders Representative, dated March 30, 2011.*

Exhibit 10.1	Amendment to Employment Agreement between the Da-Lite Screen Company, Inc and Richard Lundin.

Exhibit 10.2	Amendment to Employment Agreement between the Da-Lite Screen Company, Inc and Judith Loughran.

Exhibit 99.1	Amendment to the Amended and Restated Shareholders Agreement of the Company dated as of May 18, 2010.

Exhibit 99.2	Voting Agreement by and among Milestone Holding Corporation and the shareholders signatories thereto, dated as of March 30, 2011.

Exhibit 99.3	Press release.

*	Pursuant to Regulation S-K Item 601(b)(2), the exhibits and schedules have been omitted. The Company agrees to furnish supplementally a copy of any of such materials to the Securities and Exchange Commission upon request.